UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2026
FIVE BELOW, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 Market Street
Suite 300
Philadelphia, PA 19106
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (215) 546-7909
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FIVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of a New Director

On September 21, 2026, the Board of Directors (the “Board”) of Five Below, Inc. (the “Company”) increased the size of the Board from nine to ten directors and elected Scott Settersten to fill the resulting vacancy and serve as a member of the Audit Committee of the Board, each upon the recommendation of the Board’s Nominating and Corporate Governance Committee, effective immediately. Mr. Settersten will serve until the 2027 annual meeting of shareholders and is expected to be nominated for reelection to the Board at the 2027 annual meeting of shareholders.

The Board determined that Mr. Settersten qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the applicable listing standards of The Nasdaq Stock Market LLC.

In connection with his election, Mr. Settersten was granted an initial equity award of 545 restricted stock units (the “Initial Grant”) that will vest at the Company’s next annual meeting of shareholders, subject to his continued Board service. The Initial Grant was made pursuant to the Company’s Compensation Policy for Non-Employee Directors, as amended, and the Company’s Amended and Restated Equity Incentive Plan. Mr. Settersten is eligible to participate in the Company's compensation arrangements for non-employee directors as in effect from time to time, as described in the Company's annual proxy statement filed with the SEC on May 1, 2026. The Company has entered into its standard form of indemnification agreement with Mr. Settersten, in substantially the form filed with the SEC as Exhibit 10.17 to Amendment No. 1 to the Registration Statement on Form S-1 filed by the Company with the SEC on May 24, 2012 and incorporated by reference herein.

Mr. Settersten has no arrangement or understanding with any other persons pursuant to which he was selected as a director. There are no transactions in which Mr. Settersten has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.
On September 23, 2026, the Company issued a press release announcing the appointment of Scott Settersten to the Board. A copy of this press release is furnished as Exhibit 99.1 hereto.
The information in Item 7.01 of this Current Report and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release dated September 23, 2026.
104*	Coverage Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.
Date: September 23, 2026	By:	/s/ Daniel J. Sullivan
		Name:	Daniel J. Sullivan
		Title:	Chief Financial Officer and Treasurer